EXHIBIT 5

Nate’s Food Co.
15061 Springdale, Suite 113
Huntington Beach, California 92649

RE:	Registration Statement on Form S-8 File No. 000-52831

Ladies and Gentlemen:

We are acting as counsel to Nate’s Food Co., a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of up to an aggregate of 16,000,000 shares of the authorized common stock, par value $0.0001 per share, of the Company (the "Shares"), issued or that may be issued pursuant to or reserved for issuance under the Nate’s Food Co. 2014 Stock Plan (the “Plan”).

This opinion is delivered in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction of the Registration Statement, corporate documents and records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary or appropriate as a basis for the opinions set forth below.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. This opinion letter is limited to the Colorado Business Corporation Act.

Based upon the foregoing, we are of the opinion that each Share that is newly issued will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as it may be amended, shall have become effective under the Securities Act; and (ii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Plan.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Tim Denton, Esq.